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                     [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 28, 1999 relating to the financial statements of the Harvard Capital Accumulation Plan for the year ended December 31, 1998 which appears in this Form 11-K of Harvard Industries, Inc. into the previously filed Registration Statements on Form S-8 (no. 33-90166 and No. 33-98748).

                                            ARTHUR ANDERSEN LLP

Roseland, New Jersey
June 28, 1999